                                                                    EXHIBIT 99.1

                                  LOWRANCE NEWS


For Immediate Release    COMPANY CONTACT:             INVESTOR CONTACT:
                         Douglas J. Townsdin          Berkman Associates
                         Chief Financial Officer      (310) 277-5162
                         (918) 437-6881               info@BerkmanAssociates.com


                     LOWRANCE REPORTS FIRST QUARTER RESULTS

           Sales Increase 26% for Company's Seasonally Weakest Quarter


     TULSA, OKLAHOMA, November 24, 2003 . . . LOWRANCE ELECTRONICS, INC. (NASDAQ:LEIX) announced today that the net loss for its fiscal 2004 first quarter ended October 31, 2003 was $1,557,000, or $0.41 per diluted share, compared to $1,432,000, or $0.38 per diluted share, for the first quarter of fiscal 2003. Net sales increased to $14,036,000 compared to $11,023,000 last year.

     Darrell Lowrance, president and chief executive officer, said, "Sales increased 26% in our seasonally weakest quarter due to continuing strong shipments of new products. Gross profits increased 22% compared to the first quarter last year. Total operating expenses, as a percent of sales, actually declined in the quarter, to 50% of sales compared to 56% of sales in the same quarter last year. Expenses declined, as a percent of sales, despite a significant increase in research and development activities and sales and advertising efforts to support the introduction of a record number of new products this fall.

     "We are already commencing shipment of our new GPS, SONAR and combination SONAR/GPS products. Strong dealer order rates have increased October 31, 2003 backlog by 24% compared to backlog at October 31, 2002."

     Lowrance commented regarding the Company's improved October 31, 2003 balance sheet, compared to the same quarter last year, "Even after paying a $940,000 dividend and investing over $1,000,000 in additional plant and equipment, our total debt still declined by $1,700,000."

ABOUT LOWRANCE ELECTRONICS

     Lowrance Electronics, Inc. (www.Lowrance.com), designs and manufactures SONAR and GPS products, digital mapping systems and other accessories under the brand names "Lowrance," and "Eagle" Electronics. These products are primarily used for boating, fishing, hunting, and other outdoor activities as well as in general aviation and automotive navigation applications.

This press release may include certain statements concerning expectations for the future that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management's control. An extensive list of factors that can affect future results are discussed in the Company's Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.


                                (tables attached)

                                                                           #3455

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                           LOWRANCE ELECTRONICS, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

             (in thousands, except per share information)(Unaudited)


                                                           Three Months Ended
                                                               October 31,
                                                           2003            2002
                                                       ------------    ------------

NET SALES                                              $     14,036    $     11,155

COST OF SALES                                                 8,984           7,032
                                                       ------------    ------------

         Gross profit                                         5,052           4,123

OPERATING EXPENSES:
      Selling and administrative                              5,831           5,160
      Research and development                                1,230           1,050
                                                       ------------    ------------

         Total operating expenses                             7,061           6,210

         Operating loss                                      (2,009)         (2,087)

OTHER EXPENSES:
      Interest expense                                          206             201
      Other, net                                                137              36
                                                       ------------    ------------

         Total other expenses                                   343             237
                                                       ------------    ------------

LOSS BEFORE INCOME TAXES                                     (2,352)         (2,324)

BENEFIT FOR INCOME TAXES                                       (795)           (892)
                                                       ------------    ------------

NET LOSS                                               $     (1,557)   $     (1,432)
                                                       ============    ============

NET LOSS PER COMMON SHARE:

      Basic and Diluted                                $      (0.41)   $      (0.38)
                                                       ============    ============

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING

      Basic and Diluted                                       3,761           3,761
                                                       ============    ============

DIVIDENDS                                                       940              --
                                                       ============    ============

                           LOWRANCE ELECTRONICS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)


                                                                Oct. 31,       Oct. 31,       Jul. 31,
                                                                  2003           2002           2003
                                                              ------------   ------------    ------------
                                                                            (in thousands)
                            ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                                 $      1,010   $        634    $      1,206
    Trade accounts receivable, less allowances                       6,284          4,966           8,431
    Inventories                                                     17,392         14,859          15,941
    Current deferred income taxes                                      835          1,006             894
    Prepaid expenses                                                 2,659          1,115           1,290
                                                              ------------   ------------    ------------
    Total current assets                                            28,180         22,580          27,762

PROPERTY, PLANT, AND EQUIPMENT, net                                  8,146          7,133           7,593

OTHER ASSETS                                                            62             49              62

DEFERRED INCOME TAXES                                                   --          1,757              --
                                                              ------------   ------------    ------------

                                                              $     36,388   $     31,519    $     35,417
                                                              ============   ============    ============

             LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Current maturities of long-term debt                      $      2,012   $      1,780    $      2,061
    Accounts payable                                                 4,859          4,049           2,951
    Accrued liabilities:
       Compensation and benefits                                     2,180          2,360           2,704
       Product costs                                                   983            808           1,004
       Other                                                         1,773            841             893
                                                              ------------   ------------    ------------
    Total current liabilities                                       11,807          9,838           9,613
                                                              ------------   ------------    ------------

LONG-TERM DEBT, less current maturities                              6,824          8,720           5,825

DEFERRED INCOME TAXES                                                  542             --             430

STOCKHOLDERS' EQUITY:
    Preferred stock, 230,000 shares authorized, none issued             --             --              --
    Common stock, $.10 par value, 10,000,000
      shares authorized and 3,761,196 shares issued                    377            377             377
    Paid-in capital                                                  7,073          7,073           7,073
    Retained earnings                                                9,635          5,769          12,132
    Accumulated other comprehensive loss                               130           (258)            (33)
                                                              ------------   ------------    ------------
    Total stockholders' equity                                      17,215         12,961          19,549
                                                              ------------   ------------    ------------
                                                              $     36,388   $     31,519    $     35,417
                                                              ============   ============    ============